Exhibit 99.3

News from Arch Coal, Inc.

For more information:
Deck S. Slone 314/994.2717
FOR IMMEDIATE RELEASE
Arch Coal Commences $2.0 Billion Private Offering of Senior Notes
ST. LOUIS (May 31, 2011) — Arch Coal, Inc. (NYSE: ACI) (“Arch”) today announced that it has commenced a private offering of $2.0 billion aggregate principal amount of senior notes due 2019 and senior notes due 2021 (together, the “Notes”). Each series of the Notes will be guaranteed by Arch’s subsidiaries that guarantee indebtedness under the company’s existing senior secured credit facility. The Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.
The offering is subject to market and other conditions, including the consummation of Arch’s proposed acquisition of International Coal Group, Inc. (“ICG”). Arch plans to use the net proceeds of the offering to partially fund Arch’s acquisition of ICG and related transactions, including the redemption, payment of cash resulting from conversion of, or other retirement of certain outstanding ICG indebtedness.
This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to sell or a solicitation of an offer to buy any securities.
The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
About Arch Coal
U.S.-based Arch Coal is one of the world’s largest coal producers, with more than 160 million tons of coal sold in 2010. Arch’s national network of mines supplies cleaner-burning, low-sulfur coal to customers on four continents, including U.S. and international power producers and steel manufacturers. In 2010, Arch achieved record revenues of $3.2 billion.
Important Additional Information
This communication is provided for informational purposes only. It does not constitute an offer to purchase shares of ICG or the solicitation of an offer to sell any shares of ICG’s common stock. Arch and its subsidiary Atlas Acquisition Corp. have filed with the Securities and Exchange Commission (the “SEC”) a tender offer statement on Schedule TO, including the offer to purchase and related documents, which has been previously amended and will be further amended as necessary. ICG has filed with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9, which has been previously amended and will be further amended as necessary. These documents contain important information and stockholders of ICG are advised to carefully read these documents before making any decision with respect to the cash tender offer. These documents are available at no charge on the SEC’s website at http://www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain related tender offer documents may be obtained free of charge by directing such requests to Arch Coal investor relations at (314) 994-2897 or our information agent, Innisfree M&A Incorporated, at (877) 717-3922 (toll-free for stockholders) or (212) 750-5833 (collect for bank and brokers). A copy of the tender offer statement and ICG’s solicitation/recommendation statement on Schedule 14D-9 are available to all stockholders of ICG free of charge at http://www.intlcoal.com.
Forward-Looking Statements: This press release contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the SEC.
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